ADVANCE FINANCIAL BANCORP

                                     BYLAWS
                           (as amended March 18, 2003)


                                    ARTICLE I
                                Principal Office

         The home office of Advance Financial Bancorp (the "Company") shall be at 1015 Commerce Street in the City of Wellsburg, County of Brooke, in the State of West Virginia or at such other place within or without the State of West Virginia as the board of directors shall from time to time determine. The Company may also have offices at such other places within or without the State of West Virginia as the board of directors shall from time to time determine.

                                   ARTICLE II
                                  Stockholders

         SECTION 1. Place of Meetings. All annual and special meetings of stockholders shall be held at the principal office of the Company or at such other place within or without the State of West Virginia as the board of directors may determine and as designated in the notice of such meeting.

         SECTION 2. Annual Meeting. A meeting of the stockholders of the Company for the election of directors and for the transaction of any other business of the Company shall be held annually at such date and time as the board of directors may determine.

         SECTION 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by the president or by a majority of the board of directors or by a committee of the board of directors, whose members will be designated from time to time by the board of directors, and which committee will have been delegated the power and authority to call such meetings.

         SECTION 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the rules and procedures established by the board of directors. The board of directors shall designate, when present, any director or the president to preside at such meetings.

         SECTION 5. Notice of Meetings. Written notice stating the place, day, and hour of the meeting and the purpose or purposes for which the meeting is called shall be mailed by the secretary or the officer performing such duties, not less than ten days nor more than sixty days before the meeting to each stockholder of record entitled to vote at such meeting. If mailed, notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at the address as it appears on the stock transfer books or records of the Company as of the record date prescribed in Section 6 of this
Article II, with postage thereon prepaid. If a stockholder is present at a meeting, or in writing waives notice thereof before or after the meeting, notice of the meeting to such stockholder shall be unnecessary. When any stockholders' meeting, either annual or special, is adjourned for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for thirty days or less or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken.



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         SECTION  6.  Fixing of Record  Date.  For the  purpose  of  determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than sixty days, and in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         SECTION 7. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Company shall make, at least ten days before each meeting of stockholders, a complete record of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The record, for a period of ten days before such meeting, shall be kept on file at the principal office of the Company, and shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be the only evidence as to who are the stockholders entitled to examine such record or transfer books or to vote at any meeting of stockholders.

         SECTION 8. Quorum. A majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time, subject to the notice requirements of
Section 5 of this Article II. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         SECTION 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed by the stockholder in the manner provided by the Certificate of Incorporation. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors or by a majority of a committee of the board of directors, whose members will be designated from time to time by the board of directors, and which committee will have been delegated the power and authority to act on behalf of the board of directors. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

         SECTION 10. Voting. At each election for directors every stockholder entitled to vote at such election shall be entitled to one vote for each share of stock held by him. Directors shall be elected by a plurality of votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Unless otherwise provided in the Certificate of Incorporation, by statute, or by these Bylaws, in matters other than the election of directors, a majority of the shares present in person or represented by proxy at a lawful meeting and entitled to vote on the subject matter, shall be sufficient to pass on a transaction or matter.

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         SECTION 11. Voting of Shares in the Name of Two or More  Persons.  When
ownership of stock stands in the name of two or more persons, in the absence of written directions to the Company to the contrary, at any meeting of the stockholders of the Company, any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         SECTION 12. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, trustee, or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into such person's name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into such receiver's name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter, the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Company, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Company, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         SECTION 13. Inspectors of Election. In advance of any meeting of stockholders, the board of directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board of directors or the president may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the meeting or the president.

         Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

         SECTION 14. Nominating Committee. The board of directors, or a committee of the board of directors delegated such power and authority by the board of directors, shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least twenty days prior to the date of the annual

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meeting.  Provided such committee  makes such  nominations,  no nominations  for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Company in accordance with the provisions of Article II, Section 15 of these Bylaws.

         SECTION 15. Notice for Nominations and Proposals. Nominations of candidates for election as directors at any annual meeting of stockholders may be made (a) by, or at the direction of, a majority of the board of directors or a committee thereof in accordance with Section 14 of these Bylaws or (b) by any stockholder entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 15 shall be eligible for election as directors at an annual meeting. Ballots bearing the names of all the persons who have been nominated for election as directors at an annual meeting in accordance with the procedures set forth in this Section 15 shall be provided for use at the annual meeting.

         Nominations, other than those made in accordance with Section 14 of these Bylaws, shall be made pursuant to timely notice in writing to the Secretary of the Company as set forth in this Section 15. To be timely, a stockholder's notice shall be delivered to, or mailed and received at, the principal office of the Company not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company; provided, however, that with respect to the first scheduled annual meeting, notice by the stockholder must be so delivered or received no later than the close of business on the tenth day following the day on which notice of the date of the scheduled meeting must be delivered or received no later than the close of business on the fifth day preceding the date of the meeting. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Company stock which are Beneficially Owned (as defined in Article XIII of the Certificate of Incorporation) by such person on the date of such stockholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including, but not limited to, information required to be disclosed by Items 4, 5, 6 and 7 of Schedule 14A to be filed with the Securities and Exchange Commission (or any successors of such items or schedule or, if no successor to such items exists, then in accordance with these items as they existed upon the date of the adoption of these Bylaws); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (ii) the class and number of shares of Company stock which are Beneficially Owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. At the request of the board of directors, any person nominated by, or at the direction of, the Board for election as a director at an annual meeting shall furnish to the Secretary of the Company that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

         Proposals, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the Secretary of the Company as set forth in this Section 15. For stockholder proposals to be included in the Company's proxy materials, the stockholder must comply with all the timing and informational requirements of Rule 14a-8 of the Exchange Act (or any successor regulation or, if no successor regulation exists, then in accordance with the regulation as it existed upon the date of the adoption of these Bylaws). With respect to stockholder proposals to be considered at the annual meeting of stockholders but not included in the Company's proxy materials, the stockholder's notice

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shall be delivered  to, or mailed and received at, the  principal  office of the
Company not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company. Such stockholder's notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business and, to the extent known, any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Company stock which are Beneficially Owned by the stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal (other than interests which all stockholders would have).

         The board of directors may reject any nomination by a stockholder or stockholder proposal not timely made in accordance with the requirements of this
Section 15. If the board of directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 15 in any respect, the Secretary of the Company shall notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five days from the date such deficiency notice is given to the stockholder, as the board of directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the board of directors or such committee reasonably determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Section 15 in any respect, then the board of directors may reject such stockholder's nomination or proposal. The Secretary of the Company shall notify a stockholder in writing whether such stockholder's nomination or proposal has been made in accordance with the time and informational requirements of this Section 15. Notwithstanding the procedures set forth in this paragraph, if neither the board of directors nor such committee makes a determination as to the validity of any nominations or proposals by a stockholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the nomination or proposal was made in accordance with the terms of this Section 15. If the presiding officer determines that a nomination or proposal was made in accordance with the terms of this Section 15, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee or proposal. If the presiding officer determines that a nomination or proposal was not made in accordance with the terms of this Section 15, the presiding shall so declare at the annual meeting and the defective nomination or proposal shall be disregarded.

                                   ARTICLE III
                               Board of Directors

         SECTION 1. General Powers. The business and affairs of the Company shall be under the direction of its board of directors. The board of directors shall annually elect a president from among its members and may also elect a chairman of the board from among its members. The board of directors shall designate, when present, any director or the president to preside at its meetings.

         SECTION 2. Number, Term, and Election. The board of directors shall consist of such number of directors, not less than three nor more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as shall be provided from time to time by resolution of the board of directors. The board of directors shall be classified in accordance with the provisions of the Company's Certificate of Incorporation and shall be divided into three classes as nearly

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equal in number as  possible.  The  members of each class shall be elected for a term of three years and until their successors are elected or qualified.

         SECTION 3. Place of Meetings. All annual and special meetings of the board of directors shall be held at the principal office of the Company or at such other place within or without the State of West Virginia as the board of directors may determine and as designated in the notice of such meeting, if necessary.

         SECTION 4. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this Bylaw at such time and date as the board of directors may determine.

         SECTION 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the president, the chairman of the board of directors, or by one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place within or without the State of West Virginia as the place for holding any special meeting of the board of directors called by such persons.

         Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other.

         SECTION 6. Notice. Written notice of any special meeting shall be given to each director at least two days previous thereto delivered personally or by telegram or at least five days previous thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary before, during, or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 7.  Quorum.  A majority  of the  number of  directors  fixed by
Section 2 of Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of Article III.

         SECTION 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the entire board of directors, unless a greater number is prescribed by these Bylaws, the Certificate of Incorporation, or the laws of Delaware.

         SECTION 9. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

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         SECTION 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Company addressed to the president. Unless otherwise specified herein such resignation shall take effect upon receipt thereof by the president.

         SECTION 11. Vacancies. Any vacancy occurring in the board of directors shall be filled in accordance with the provisions of the Company's Certificate of Incorporation. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of two-thirds of the directors then in office. The term of such director shall be in accordance with the provisions of the Company's Certificate of Incorporation.

         SECTION 12. Removal of Directors. Any director or the entire board of directors may be removed for cause and then only in accordance with the provisions of the Company's Certificate of Incorporation.

         SECTION 13. Compensation. Directors, as such, may receive a stated fee for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine. Nothing herein shall be construed to preclude any director from serving the Company in any other capacity and receiving remuneration therefor.

         SECTION 14. Presumption of Assent. A director of the Company who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director's dissent or abstention shall be entered in the minutes of the meeting or unless the director shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who votes in favor of such action.

         SECTION 15. Domicile Requirement. Each director of the Company must, at all times, maintain a permanent primary domicile within a twenty-five (25) mile radius of the Company's administrative office located at 1015 Commerce Street in Wellsburg, West Virginia.

         SECTION 16. Minimum Share Requirement. Each director of the Company must be a shareholder of the Company and beneficially own at least one thousand (1,000) shares of the Company's Common Stock.

         SECTION 17. Affiliations With Other Depository Institutions. A person is not eligible to serve as a director of the Company if he is a "management official" of another "depository institution" or "depository holding company" as those terms are defined in ss.563f.2 of the Regulations of the Office of Thrift Supervision. If elected director of the Company, a person may not thereafter serve or agree to serve as a management official of another depository institution or depository holding company unless and until his or her term as director of the Company has expired.

         SECTION 18. Eligibility Requirement. A person is not eligible to serve as director if he: (1) is under indictment for, or has ever been convicted of, a criminal offense, involving dishonesty or

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breach of trust and the penalty for such offense could be imprisonment  for more than one year; (2) is a person against whom a federal or state bank regulatory agency has issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal; 3) has been found either by any federal or state regulatory agency whose decision is final and not subject to appeal, or by a court to have (a) committed a wilful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency; or (b) breached a fiduciary duty involving personal profit; or (4) has been nominated by a person who would be disqualified from serving as a director of the Company under
Section 18 (1), (2) or (3).

                                   ARTICLE IV
                      Committees of the Board of Directors

         The board of directors may, by resolution passed by a simple majority of a quorum, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Company, and may prescribe the duties, constitution, and procedures thereof. Each committee shall consist of one or more directors of the Company. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         The board of directors shall have power, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the board. Any member of any such committee may resign at any time by giving notice to the Company provided, however, that notice to the board of directors, the chief executive officer, the chairman of such committee, or the secretary shall be deemed to constitute notice to the Company. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board called for that purpose.

                                    ARTICLE V
                                    Officers

         SECTION 1. Positions. The officers of the Company shall include a chief executive officer, president, one or more vice presidents, a secretary, and a treasurer, each of whom shall be elected by the board of directors. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Company may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         SECTION 2. Election and Term of Office. The officers of the Company shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be

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held as soon  thereafter  as possible.  Each  officer  shall hold office until a
successor   shall  have  been  duly  elected  and  qualified,   until  death  or
resignation, or until removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contract rights. The board of directors may authorize the Company to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

         SECTION 3. Removal. Any officer may be removed by the vote of the majority of the board of directors whenever, in its judgment, the best interests of the Company will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the board of directors for the unexpired portion of the term.

         SECTION 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the Company.

                                   ARTICLE VI
                      Contracts, Loans, Checks and Deposits

         SECTION 1. Contracts. To the extent permitted by applicable law, and except as otherwise prescribed by the Company's Certificate of Incorporation or these Bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company. Such authority may be general or confined to specific instances.

         SECTION 2. Loans. No loans shall be contracted on behalf of the Company and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

         SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Company shall be signed by one or more officers, employees, or agents of the Company in such manner as shall from time to time be determined by resolution of the board of directors.

         SECTION 4. Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in any of its duly authorized depositories as the board of directors may select.

                                   ARTICLE VII
                   Certificates for Shares and Their Transfer

         SECTION 1. Certificates for Shares. The shares of the Company shall be represented by certificates signed by the president or a vice president and by the treasurer or by the secretary of the Company, and may be sealed with the seal of the Company or a facsimile thereof. Any or all of the

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

signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Company itself or an employee of the Company. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Company with the same effect as if the person were such officer at the date of its issue.

         SECTION 2. Form of Share Certificates. All certificates representing shares issued by the Company shall set forth upon the face or back that the Company will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

         Each certificate representing shares shall state upon the face thereof: that the Company is organized under the laws of the State of Delaware; the name of the person to whom issued; the number and class of shares; the date of issue; the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the board of directors.

         SECTION 3. Payment for Shares. No certificate shall be issued for any share until such share is fully paid.

         SECTION 4. Form of Payment for Shares. The consideration for the issuance of shares shall be paid in accordance with the provisions of Delaware law.

         SECTION 5. Transfer of Shares. Transfer of shares of capital stock of the Company shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by such person's legal representative, who shall furnish proper evidence of such authority, or by the person's attorney thereunto authorized by power of attorney duly executed and filed with the Company. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Company shall be deemed by the Company to be the owner thereof for all purposes.

         SECTION 6. Stock Ledger. The stock ledger of the Company shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 7 of Article II, or the books of the Company, or to vote in person or by proxy at any meeting of stockholders.

         SECTION 7. Lost Certificates. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or the owner's legal representative, to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen, or destroyed.

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

         SECTION 8. Beneficial Owners. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Company shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE VIII
                            Fiscal Year; Annual Audit

         The fiscal year of the Company shall end on the last day of June of each year. The Company shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.

                                   ARTICLE IX
                                    Dividends

         Subject to the provisions of the Certificate of Incorporation and applicable law, the board of directors may, at any regular or special meeting, declare dividends on the Company's outstanding capital stock. Dividends may be paid in cash, in property, or in the Company's own stock.

                                    ARTICLE X
                                 Corporate Seal

         The corporate seal of the Company shall be in such form as the board of directors shall prescribe.

                                   ARTICLE XI
                                   Amendments

         The Bylaws may be altered, amended, or repealed or new Bylaws may be adopted in the manner set forth in the Certificate of Incorporation.





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